                                                                     EXHIBIT 2.1


                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                              CRITICAL PATH, INC.

                                      AND

                          FABRIK COMMUNICATIONS, INC.

                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT ("Agreement"), dated as of May 26, 1999, is
                                     ---------
by and between Critical Path, Inc., a California corporation ("Buyer") and
                                                               -----
Fabrik Communications, Inc., a California corporation ("Seller").
                                                        ------

                                   RECITALS
                                   --------

     A. Seller desires to sell certain assets related to its Fabrik Connect Service (the "Business"), and Buyer desires to purchase, directly or through a
              --------
subsidiary, said assets related to the Business in accordance with the terms and conditions of this Agreement.

     B. In connection with the sale of the assets related to the Business by Seller to Buyer, Buyer will employ certain Seller employees associated with the Business to be released by Seller, all in accordance with the terms and conditions of this Agreement.

     C. In connection with the sale of the assets related to the Business by Seller to Buyer, Seller will grant Buyer a license to use certain software related to the Business, in accordance with the terms and conditions of the License Agreement of even date herewith.

     D. In connection with the sale of the assets related to the Business by Seller to Buyer, Buyer will sublease that portion of the real property currently leased by Seller and used to operate the data center associated with the Business, in accordance with the terms and conditions of the Sublease.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations, warranties, conditions and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------
     1.1  Definitions. In this Agreement (including exhibits and schedules), the
          -----------
following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

     "Additional Agreements" means the License Agreement, the Transition
      ---------------------
Services Agreement and the Sublease.

     "Affiliate" means any person who controls, is controlled by or is under
      ---------
common control with another person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors of a Person, by contract or otherwise.

     "Assumed Liabilities" has the meaning specified in Section 2.3 hereof.
      -------------------

     "Benefit Arrangement" has the meaning specified in Section 4.9 hereof.
      -------------------

     "Best Efforts" means the efforts that a prudent Person desirous of
      ------------
achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that a Person required to use his Best Efforts under this Agreement will not thereby be required to take actions that would result in a materially adverse change in the benefits to such Person under this Agreement and the transactions contemplated hereby, or to dispose of or make any materially adverse change to its business, expend any material funds or incur any other material burden.

     "Buyer" has the meaning specified in the first paragraph of this Agreement.
      -----

     "Buyer Group Member" means Buyer, its officers, directors, stockholders,
      ------------------
agents and Affiliates.

     "Cash Payment" has the meaning specified in Section 2.4 hereof.
      ------------

     "Claim Notice" has the meaning specified in Section 9.3 hereof.
      ------------

     "Closing" has the meaning specified in Section 3.1 hereof.
      -------

     "Closing Date" has the meaning specified in Section 3.1 hereof.
      ------------

     "COBRA" has the meaning specified in Section 4.9 hereof.
      -----

     "Code" means the United States Internal Revenue Code of 1986, as amended.
      ----

     "Consequential Damages" means Losses arising out of any interruption of
      ---------------------
business, loss of profits, loss of use of facilities, claims of customers, loss of goodwill or other indirect or special Losses.

     "Contract" means any note, instrument, agreement, license, franchise,
      --------
permit, right, restriction, lease, obligation, promise or undertaking (whether oral or written) that is legally binding upon a Person.

     "Disclosure Letter" has the meaning specified in the introductory paragraph
      -----------------
to Article 4 hereof.

     "Encumbrance" means any lien, claim, charge, security interest, mortgage,
      -----------
pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

     "End-User Licenses" has the meaning set forth in Section 4.8.
      -----------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Expenses" means any and all costs and expenses incurred, including,
      --------
without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and expenses of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals.

     "Financial Statements" has the meaning specified in Section 6.9 hereof.
      --------------------

     "GAAP" means the generally accepted accounting principles in the United
      ----
States.

     "Governmental Body" means any United States federal, state, local or
      -----------------
territorial government or any foreign government, any governmental, regulatory or administrative agency, authority, board, bureau, department or commission or any court, tribunal, judicial or arbitral body thereof.

     "Governmental Order" means any judgment, order, award or decree of any
      ------------------
foreign, federal, state, local or other court or tribunal, or any Governmental Body and any award in any arbitration proceeding.

     "Governmental Permits" has the meaning specified in Section 4.6 hereof.
      --------------------

     "Indemnified Party" means a Person indemnified pursuant to Section 9.3
      -----------------
hereof.

     "Indemnitor" means a Person providing indemnification pursuant to Section
      ----------
9.3 hereof.

     "Instrument of Assignment" means an instrument of assignment (i) pursuant
      ------------------------
to which Seller will convey the Purchased Assets to Buyer and (ii) pursuant to which Buyer will assume the Assumed Liabilities.

     "Intellectual Property" means (a) inventions, whether or not patentable,
      ---------------------
whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications; (b) ideas and conceptions of potentially patentable subject matter, including without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications; (c) all worldwide statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by law, multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application (collectively "Patents"); (d) trademarks, service marks,
 -------
trade dress, logos, trade names and corporate names, including all of the goodwill associated therewith, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the trademark offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions (collectively "Trademarks"); (e) copyrights, whether or not
                           ----------
registered, and registrations and applications for registration thereof, and all rights therein provided by law, multinational treaties or conventions (collectively "Copyrights"); (f) mask works or registrations of mask works; (g)
               ----------
trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice) (collectively "Trade Secrets"); (h) technology (including know-how and show-how),
 -------------
manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not; (i) copies and all tangible embodiments of all of the foregoing, in whatever form or medium;
(j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights; and (k) all rights to sue for and recover and retain damages, costs or attorneys' fees for present and past infringement of any of the intellectual property rights hereinabove set out.

     "IRS" means the Internal Revenue Service of the United States of America.
      ---

     "Key Employees" means Rita Cenni and Chris Sindel.
      -------------

     "knowledge of Seller," or "to Seller's knowledge," or phrases of similar import means (i) the actual current knowledge of William R. Winters, Christopher
S. Logan and Kent Jarvi or (ii) matters which would have come to the attention of the individuals listed in clause (i) upon reasonable inquiry.

     "Leased Facility" means that portion of Seller's facility that will be
      ---------------
subleased by Seller to Buyer on the Closing Date, which is more particularly described in Exhibit C attached hereto.
             ---------

     "License Agreement" means the License Agreement between Seller and Buyer to
      -----------------
be entered into as of the Closing Date in the form of Exhibit A attached hereto.
                                                      ---------

     "Licensed Intellectual Property" means the "Software" as defined in the
      ------------------------------
License Agreement.

     "Losses" means any and all losses, costs, obligations, liabilities,
      ------
settlement payments, awards, judgments, fines, penalties, damages, Expenses, deficiencies or other charges.

     "New Regular Personnel" means Regular Personnel who become Buyer's
      ---------------------
personnel on the Closing Date.

     "Nonassignable Asset" has the meaning specified in Section 2.7 hereof.
      -------------------

     "Nonexclusive Asset" has the meaning specified in Section 2.7 hereof.
      ------------------

     "Permitted Encumbrances" means (a) liens for taxes and other governmental
      ----------------------
charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or any other entity.

     "Purchase Price" has the meaning specified in Section 2.4 hereof.
      --------------

     "Purchased Assets" has the meaning specified in Section 2.1 hereof.
      ----------------

     "Regular Personnel" means those employees of the Seller listed on Schedule
      -----------------
6.1(a).

     "Requirements of Laws" means any applicable foreign, federal, state and
      --------------------
local laws, statutes, regulations, rules, codes, ordinances, judgements, injunctions, decrees, orders, permits, approvals, published guidelines applicable to the public at large, or treaties, enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

     "Retained Liabilities" has the meaning specified in Section 2.3 hereof.
      --------------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller" has the meaning specified in the first paragraph of this
      ------
Agreement.

     "Seller Group Member" means Seller, its officers, directors, stockholders,
      -------------------
agents and Affiliates.

     "Seller Intellectual Property Right(s)" has the meaning set forth in
      -------------------------------------
Section 4.8.

     "Shares" has the meaning set forth in Section 2.4.
      ------

     "Sublease" means the Sublease between Seller and Buyer to be entered into a
      --------
of the Closing Date in the form of Exhibit B attached hereto.
                                   ---------

     "Tax" means any federal, state, local or foreign net income, alternative or
      ---
add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

     "Tax Return" means any return, report or similar statement required to be
      ----------
filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

     "Transferred Agreements" means those contracts listed on Schedule 2.1(iv).
      ----------------------

     "Transferred Intellectual Property" has the meaning specified in Section
      ---------------------------------
2.1 hereof.

     "Transfer Taxes" has the meaning specified in Section 2.5 hereof.
      --------------

     "Transition Services Agreement" means the Transition Services Agreement
      -----------------------------
between Seller and Buyer to be entered into as of the Closing Date in the form of Exhibit D attached hereto.

     "WARN" has the meaning specified in Section 6.1 hereof.
      ----

                                   ARTICLE 2

                          PURCHASE AND CONSIDERATION
                          --------------------------


     2.1  Purchase and Sale of Assets to be Transferred. On the terms and
          ---------------------------------------------
subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall buy and acquire from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of Seller in and to the following (collectively, the "Purchased Assets"):
                    ----------------

               (i)   all assets listed on Schedule 2.1(i) hereto;

               (ii) all Intellectual Property listed on Schedule 2.1(ii) hereto (the "Transferred Intellectual Property");

               (iii) all information, books and records of Seller related to the Purchased Assets including, without limitation, all repair and maintenance records and operation manuals, all as listed on Schedule 2.1(iii) hereto; and
(iv) those contracts listed on Schedule 2.1(iv) hereto (the "Transferred
                                                             -----------
Agreements").
----------

     2.2  Assets Not to be Transferred. Seller shall retain and Buyer shall not
          ----------------------------
acquire the right, title and interest of Seller in and to all other assets of Seller (collectively, the "Retained Assets"), including without limitation,
                           ---------------
those assets related to the Business more fully described below:

          (a)  all cash, bank deposits and cash equivalents;

          (b) except as provided for herein, all owned real property, options to acquire real property and real estate leases;

          (c)  all telephone, telex and facsimile numbers;

          (d)  all accounts receivable;

          (e)  the Licensed Intellectual Property; and

          (f) Seller's financial, tax and accounting records related to the operation of Seller and/or the Business prior to the Closing; provided, however, that from and after the Closing Date, Seller shall provide Buyer with copies of such records as reasonably requested by Buyer.

     2.3  Liabilities and Obligations
          ---------------------------

          (a) As of the Closing Date, Buyer will assume and pay, perform or otherwise discharge only those obligations associated with the Transferred Agreements and the Transferred Intellectual Property and only in the manner and to the extent specifically set forth herein (the "Assumed Liabilities").
                                                  -------------------

          (b) "Retained Liabilities" shall mean every liability of the Seller other than the Assumed Liabilities. All of the Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller.

     2.4  Consideration. The consideration for the transfer of the Purchased
          -------------
Assets (the "Purchase Price") shall be as follows:
             --------------

          (a) At the Closing, Buyer shall pay Seller $12,000,000 (the "Cash
                                                                       ----
Payment") by wire transfer of immediately available funds to the bank account
-------
designated by Seller at least five (5) days prior to the Closing; and

          (b) At the Closing, Buyer shall deliver to Seller a certificate or certificates representing that number of shares of Buyer Common Stock determined by dividing $8,000,000 by the average closing price of Buyer Common Stock as reported on the Nasdaq Stock Market for the fifteen (15) trading days ending on and including the trading day ending three (3) trading days immediately prior to the Closing (the "Shares").
                  ------

2.5  Transfer Taxes. All sales, use, value-added, gross receipts, excise,
     --------------
registration, stamp duty, transfer or other similar taxes or governmental fees together with any interest or penalty, addition to tax or additional amount imposed by a Governmental Body ("Transfer Taxes") imposed or levied by reason
                                 --------------
of in connection with or attributable to this Agreement and the transactions contemplated hereby shall be paid by Buyer. Seller shall cooperate with Buyer to the extent reasonably requested and legally permitted to minimize any Transfer Taxes.

     2.6  Nonassignable Assets
          --------------------


          (a)  Nonassignable Assets.  To the extent that any Purchased Asset is
               --------------------
not capable of being assigned to Buyer without the consent, approval or waiver of a third Person, or if such assignment or attempted assignment would constitute a breach thereof or default thereunder (each a "Nonassignable
                                                           -------------
Asset"), or to the extent that the assignment of any Transferred Agreement
-----
is not practicable because it also relates to an area of Seller's business other than the Business (each a "Nonexclusive Asset"), nothing in this
                                 ------------------
Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 2.6.

          (b)  Seller to Use Best Efforts.  Seller shall use its Best Efforts
               --------------------------
to obtain all consents, approvals and waivers to Nonassignable Assets (including the consent of 100 Bush Corporation to the Sublease) as soon as practicable after the Closing Date and to secure to Buyer the benefits of the Nonassigned Assets until such consents, approvals and waivers can be obtained. Buyer shall use its Best Efforts to assist Seller in Seller's efforts to obtain all such required consents, approvals and waivers. As to the Nonexclusive Assets, Seller shall use its Best Efforts to effect an assignment of rights with respect to the parts of such Nonexclusive Asset that relate exclusively to the Business (if practicable) or, alternatively, to enter into new agreements with respect to the parts of each Nonexclusive Asset that relate exclusively to the Business. Each Nonassignable Asset is identified on Schedule 2.6 hereof.


          (c)  Landlord Consent to Sublease.  Seller represents to Buyer that
               ----------------------------
(a) Seller has requested the consent of the owner of the building in which the premises under the Sublease (the "Subleased Premises") are located (the "Landlord") to the Sublease and has delivered to the Landlord copies of the proposed Sublease and Buyer financial statements; and (b) the Landlord has not indicated any unwillingness to consent to the Sublease, but has stated that it requires up to thirty (30) days to respond to the request for consent. Seller shall use its Best Efforts to obtain such consent as soon as practicable. Notwithstanding Seller's inability to obtain such consent prior to the Closing Date, Seller shall have the right to use the Subleased Premises prior to receipt of such consent on all of the terms and conditions of the Sublease. Seller shall indemnify, defend, protect and hold harmless Seller from all losses, costs, claims, liabilities and damages arising from Seller's failure to obtain such consent. This paragraph shall survive the Closing Date

                                   ARTICLE 3

                                    CLOSING
                                    -------
     3.1 The Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Wilson Sonsini Goodrich & Rosati,
                  -------
at 10:00 a.m., local time, on May 26, 1999, or such other place, time and date as the parties shall agree in writing. The time and date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."
                                                                 ------------

     3.2  Payment. Subject to fulfillment or waiver of the conditions set forth
          -------
in Article 7 below, at the Closing Buyer shall pay Seller by wire transfer of immediately available funds the Cash Payment in accordance with the wire transfer instructions set forth in Schedule 3.2.

     3.3  Buyer's Additional Deliveries. Subject to fulfillment or waiver of the
          -----------------------------
conditions set forth in Article 7, at the Closing Buyer shall deliver to Seller, in addition to the Purchase Price, all of the following:


          (a)  Certificate or certificates representing the Shares;

          (b) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the contemplated transactions;

          (c) The certificate contemplated by Section 8.1 below, duly executed by any Vice President or the President of Buyer;

          (d)  The License Agreement duly executed by Buyer;

          (e)  The Sublease duly executed by Buyer;

          (f)  The Transition Services Agreement duly executed by Buyer; and

          (g)  The Instrument of Assignment duly executed by Buyer.


     3.4  Seller's Deliveries. Subject to fulfillment or wavier of the
          -------------------
conditions set forth in Article 8, at the Closing Seller shall deliver to Buyer all of the following:

          (a) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the contemplated transactions;

          (b)  The Instrument of Assignment duly executed by Seller;

          (c) Certificates of title or origin (or like documents) with respect to any equipment included in the Purchased Assets for which a certificate of title or origin is required to transfer title;

          (d) Subject to Section 2.6, all consents, waivers or approvals required to be obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

     (e) The certificate contemplated by Section 7.1 below, duly executed by the President and Chief Financial Officer of Seller;

     (f) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer;

     (g)  The License Agreement duly executed by Seller;

     (h)  The Sublease duly executed by Seller; and

     (i)  The Transition Services Agreement duly executed by Seller.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except as set forth in Schedule 4 (the "Disclosure Letter") (which Disclosure Letter shall specifically reference the
 -----------------
Sections of this Agreement to which the disclosure therein applies and shall be executed by an authorized officer of Seller), Seller represents and warrants to Buyer as follows:

     4.1  Organization of Seller. Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of California. Seller is duly qualified to carry on the Business as now conducted and is in good standing in each of the jurisdictions in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. Each such jurisdiction is identified in Section 4.1 of the Disclosure Letter. Seller has full corporate power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

     4.2  Authorization.
          -------------

          (a) Seller has full power and authority to execute, deliver and perform this Agreement and all of the Additional Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Agreements by Seller have been duly and validly authorized and approved by all required corporate proceedings on the part of Seller, and do not require any further authorization or consent of Seller. This Agreement has been duly executed and delivered by Seller and constitutes (and the Additional Agreements, when duly executed and delivered will constitute) legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms. No approval by Seller Shareholders is required to execute, deliver or perform under this Agreement or the Additional Agreements.

           (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement or any of the Additional Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will: (i) violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under (A) the charter documents of Seller, (B) any Contract to which Seller is a party or any of the Purchased Assets is subject or by which Seller or any of the Purchased Assets is bound, (C) any Governmental Order or Governmental Permit to which Seller is a party or any of the Purchased Assets is subject or by which Seller or any of the Purchased Assets is bound, or
(D) any Requirements of Laws affecting Seller or the Purchased Assets; or (ii) except for any filings required to be made under the HSR Act, require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Person.

     4.3   Accredited Investor.  Seller is an "accredited investor" as such term
           -------------------
is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended. Seller is acquiring the Shares for investment, for its own account and not with a view to the resale or distribution of the Shares. Seller acknowledges that the Shares will not be registered under the Securities Act or any state securities laws. Seller further acknowledges that the Shares will be restricted securities and that Buyer is under no obligation to register the Shares. The Shares will bear the legend set forth in Section 11.13 of this Agreement

     4.4   Taxes. Seller has timely filed within the time period for filing or
           -----
any extension granted with respect thereto, all Tax Returns which it is required to file relating or pertaining to any and all taxes attributable to or levied upon the Business and/or the Purchased Assets and has paid any and all Taxes shown due on such Tax Returns. There are (and as of immediately following the Closing there will be) no Encumbrances on the Purchased Assets relating to or attributable to Taxes other than Permitted Encumbrances. Seller has no knowledge of any basis for the assertion of any Tax claims from Governmental Bodies which, if adversely determined, would adversely effect Buyer or Buyer's use of the Purchased Assets or result in an Encumbrance on the Purchased Assets, other than Permitted Encumbrances. None of the Purchased Assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     4.5   Condition of Assets. Except as set forth in Schedule 4.5, the
           -------------------
Purchased Assets are in good and serviceable condition, subject to reasonable wear and tear, and are suitable for the uses to which they are presently being put or would be put in the ordinary course of the Business.

     4.6   Governmental Permits. Seller owns, holds or possesses all material
           ---------------------
licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business as currently conducted (collectively, the "Governmental Permits").
                                                    --------------------
Schedule 4.6 sets forth a list and brief description of each Governmental Permit, except for such Governmental Permits that are incidental and readily obtainable without expense (other than a normal permit fee) and without imposition of additional material conditions.

     4.7   Title to Tangible Property. Except as set forth on Schedule 4.7,
           --------------------------
Seller has good and indefeasible title to all of the tangible property constituting Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth in Schedule 4.7, the tangible property constituting Purchased Assets constitute all of the tangible property that is reasonably necessary for the continued conduct of the Business as now conducted, are in a condition sufficient and suitable for the conduct of the Business as presently conducted and are all located at the Leased Facility. Except as set forth on Schedule 4.7, upon delivery to Buyer of Instruments of Assignment, Seller will transfer to Buyer good and indefeasible title to the tangible property constituting Purchased Assets, free and clear of Encumbrances other than Permitted Encumbrances.

     4.8   Intellectual Property.
           ---------------------
           (a) Except as set forth on Schedule 2.1(iv) or Schedule 4.8(b), Seller owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the Business as currently conducted by the Seller (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same (including the end-user licenses for the software identified in Schedule 4.8(a) ("End-User
                                                               --------
Licenses")) (the "Seller Intellectual Property Right(s)"). Schedule 2.1(iv) sets
--------          -------------------------------------
forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Seller Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Seller Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 4.8(a) contains a list of all material end-user licenses used by Seller in the Business.

           (b) There are no material licenses, sublicenses and other agreements as to which the Seller is a party and pursuant to which the Seller uses any Seller Intellectual Property Right. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, including, without limitation, the transfer or assignment or license of such Seller Intellectual Property Rights, will neither cause the Seller to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 4.8 (b), the Seller is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Seller Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Seller Intellectual Property Rights are being used .

           (c) No claims with respect to the Seller Intellectual Property Rights used in the Business have been asserted or are, to the Seller's knowledge, threatened by any person, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Seller used in the Business infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Seller of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Business as currently conducted or as proposed to be conducted by the Seller, or (iii) challenging the ownership by the Seller, validity or effectiveness of any of the Seller Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Seller are valid and subsisting. To the best knowledge of Seller, the Business as currently conducted does not infringe any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the knowledge of Seller, there is no material unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property Rights by any third party, including any employee or former employee of the Seller. No Seller Intellectual Property Right or product used in the Business is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Seller. Each current and former employee, consultant or contractor of the Seller who has participated in the development of the Seller Intellectual Property Rights has executed a proprietary information and confidentiality agreement substantially in the Seller's standard forms. All software included in the Seller Intellectual Property Rights is original with the Seller and has been either created by employees of the Seller on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Seller.

           (d) The representations and warranties in Section 5 of the License Agreement are incorporated herein by reference.

     4.9   Employees.
           ---------

           (a)   Each "employee benefit plan" (as such term is defined in
Section 3(3) of ERISA), and each other plan, program or arrangement, whether written or oral ("Benefit Arrangement"), providing for compensation or benefits
                  -------------------
in connection with the performance of services to Seller and maintained by Seller with respect to Regular Personnel has been identified in Schedule 4.9, and copies or descriptions of each such employee benefit plan or Benefit Arrangement has been delivered to or made available to Buyer, together with the most recent determination letter in the case of any "pension benefit plan" (as such term is defined in Section 3(2) of ERISA). Buyer will not have, as a consequence of the transactions contemplated hereby, any liability or obligation with respect to or under any employee benefit plan or with respect to or under any Benefit Arrangement maintained by Seller with respect to employees of the Business or any other Seller employees, as all such matters constitute "Retained Liabilities" hereunder. Seller has complied with the health care continuation requirements of Section 601 et seq. of ERISA ("COBRA") with respect to employees
                            ------             -----
of the Business and their spouses, former spouses and dependents.

           (b) Schedule 6.1(a) contains: (i) a list of all Regular Personnel as of May 21, 1999; (ii) the then current annual compensation provided by Seller to any such employees; and (iii) a list of any increase presently scheduled (including the effective date thereof) in the rate of compensation of any such employees.

           (c) Insofar as it pertains to the Business, the Seller is not a party to or bound by any union contract and has not experienced any strike, grievance or any arbitration proceeding, claim of unfair labor practices filed or, to Seller's knowledge, threatened to be filed or any other material labor difficulty. To Seller's knowledge, no organizational effort is being or has been made or threatened by or on behalf of any labor union with respect to any employees of the Seller pertaining to the Business. To Seller's knowledge, except as described on Schedule 7.1(a), none of the Regular Personnel is involved in or is otherwise threatening a potential labor dispute nor have any such Regular Personnel received written or oral reviews or feedback from supervisors that indicate their insufficiency or incapacity to perform their job functions.

     4.10  Contracts. Set forth in Schedule 2.1(iv) is a list of each supply and
           ---------
customer contract, and each Contract that is material to the Business or the Leased Facility to which Seller is a party or by which Seller, the Purchased Assets or the Business may be bound or affected. Each such Contract constitutes a valid, legal and binding obligation of the respective parties thereto (assuming that such Contracts are binding on all parties thereto other than Seller; Seller has no knowledge to the contrary); and no defenses, offsets, or counterclaims thereto have been asserted, or, to Seller's knowledge, may be made by any party thereto. Seller has not received written notice of any default under any of such Contracts. To Seller's knowledge, there are no existing defaults or events or default, real or claimed, or events which with notice or lapse of time or both would constitute a material default under any Transferred Agreement. Except as set forth in Schedule 4.10, to Seller's knowledge, there exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Transferred Agreement.

     Except as set forth in Schedule 4.10, Seller is neither renegotiating any of the Transferred Agreements nor is it paying liquidated damages in lieu of performance thereunder. Except as set forth in Schedule 2.6 or Schedule 4.10, all such Transferred Agreements may be transferred to Buyer pursuant to this Agreement, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any Person. Complete and correct copies of each of the written Transferred Agreements have heretofore been delivered to Buyer by Seller.

     4.11  No Violation, Litigation or Regulatory Action. Except as set forth in
           ---------------------------------------------
Schedule 4.11, (a) Seller has complied in all material respects with all Requirements of Laws and Governmental Orders which are applicable to the Purchased Assets or the Business, (b) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller in respect of the Purchased Assets or the Business, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant and which relate to the Purchased Assets or the Business; nor to Seller's knowledge, is there any basis for the same, and (c) there is no action, suit or proceeding pending or, to the knowledge of Seller threatened, which questions the legality of the transactions contemplated by this Agreement.

     4.12  Environmental Matters. Seller has not operated any underground
           ---------------------
storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps) at the Leased Facility. Seller has not released any amount of any substance that has been designated by any Governmental Body or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material").
                                                           ------------------
No Hazardous Materials are present as a result of the actions or omissions of Seller, or, to Seller's knowledge, as a result of any actions of any third party or otherwise, in, on or under the Leased Facility.

     4.13  No Finder. Neither Seller nor any Person acting on its behalf has
           ---------
paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     4.14  Leased Facility.  Except as set forth in Schedule 4.15:
           --------------

           (a) There is no real property which is owned, leased or utilized by the Seller and used in the Business, other than the Leased Facility .

           (b) Seller currently leases the Leased Facility, with full right to sublease the Leased Facility to Buyer subject only to the necessity of obtaining the consent of Seller's Landlord .

           (c) Seller has not granted any option or right of first refusal or first opportunity to any party to lease, purchase or acquire any interest in any of the Leased Facility.

           (d) To Seller's knowledge, there are no material physical or mechanical defects of the Leased Facility, including, without limitation, the structural and load-bearing components thereof. To Seller's knowledge, the buildings, structures and improvements, including without limitation the roof(s), the parking lot(s), the plumbing, heating, air conditioning, water, sewer, gas, and electrical and life safety systems of the Leased Facility, are in good operating condition and repair, are in compliance in all material respects with applicable Requirements of Laws, have been reasonably maintained consistent in all material respects with standards generally followed by similar businesses and buildings, and are structurally sound .

           (e) The conduct of the Business at the Leased Facility is legally permitted by all applicable Requirements of Laws and no governmental permit is required for the continued conduct by Buyer of the Business at the Leased Facility in a manner consistent with present operations on and after the Closing Date. The Leased Facility complies in all material respects with any private covenant, conditions, restrictions, and approvals applicable thereto.

           (f) To Seller's knowledge, no condemnation, environmental, zoning, land-use or other regulatory proceedings or rule-making procedures have been instituted or are planned to be instituted with respect to the Leased Facility or any portion thereof, nor has Seller received written notice of any to impose any new Taxes or operating restrictions upon the Leased Facility. Seller shall notify Buyer promptly of any such proceedings of which Seller becomes aware prior to the Closing.


           (g) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by Requirements of Laws or for the conduct of the Business as presently conducted have been, (i) legally installed to, and available for use in, the Leased Facility upon payment of market rate consumption charges, (ii) connected to the Leased Facility in accordance with all Requirements of Laws and pursuant to valid Governmental Permits, (iii) separately metered and connected to the Leased Facility for public utility mains, and (iv) in operational condition adequate for operation of the Business as presently conducted.

           (h) Seller has obtained all permits, licenses, variances, approvals, authorizations, easements and rights of way required from all Governmental Bodies having jurisdiction over the Leased Facility or from private parties to insure vehicular and pedestrian ingress to and egress from the Leased Facility and the parking of vehicles at the Leased Facility at current levels.

           (i) There are no outstanding Contracts made by Seller for any alterations or improvements on or to the Leased Facility which have not been fully paid, and Seller has caused to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Leased Facility .

          (j) All documents, information and other records with respect to the Leased Facility, which Seller has delivered to Buyer in connection with this Agreement, are complete and correct in all material respects. All such documents prepared by or at the request of Seller accurately represent in all material respects the condition of the Leased Facility and its ownership operations and management, as of the date and for the period identified in said documents.

     4.15  Disclosure.  None of the representations or warranties of Seller
           ----------
contained herein and none of the information contained in the exhibits and schedules attached hereto or in the Additional Agreements (including exhibits and schedules attached thereto) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     4.16  Financial Statements. Section 4.16 sets forth the Seller's audited
           --------------------
balance sheets as of September 30, 1998 and 1997 and the related audited statements of income and cash flows for the 12 month periods ended December 31, 1998 and 1997 (the "Seller Audited Financials") and Seller's unaudited balance sheet as of March 31, 1999 and the related unaudited statements of income and cash flow for the six months then ended (the "Seller Unaudited Financials") (collectively, such financial statements are sometimes referred to herein as "Seller Financial Statements"). The Seller Audited Financials and the Seller Unaudited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Seller Unaudited Financials do not contain all the notes that may be required by GAAP). The Seller Audited Financials and Seller Unaudited

Financials present fairly the financial condition, operating results and cash flows of the Seller as of the dates and during the periods indicated therein, subject in the case of the Seller Unaudited Financials, to normal year-end adjustments, which will not be material in amount.


     4.17  WARRANTIES EXCLUSIVE. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN
           --------------------
THIS AGREEMENT, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY AS TO THE CONDITION OR OPERATION OF ANY REAL, TANGIBLE OR INTANGIBLE PERSONAL PROPERTY OWNED, USED OR LEASED BY SELLER AND TO BE SOLD, CONVEYED, ASSIGNED, SUBLEASED OR OTHERWISE TRANSFERRED TO BUYER PURSUANT TO THIS AGREEMENT.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

     5.1   Organization of Buyer.  Buyer is an entity duly organized, validly
           ---------------------
existing and in good standing under the laws of the State of California. Buyer has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

     5.2   Authorization.
           -------------

           (a) Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Additional Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Agreements by Buyer have been duly authorized and approved by the board of directors of Buyer, and do not require any further authorization or consent of Buyer. This Agreement has been, and the Additional Agreements, upon execution and delivery by Buyer will be, duly authorized, executed and delivered by Buyer and constitutes, or, with respect to the Additional Agreements, upon execution and delivery by Buyer will constitute, as the case may be, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms.

           (b) Neither the execution and delivery of this Agreement or any of the Additional Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will: (i) violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the organizational documents of Buyer, (B) any Contract to which Buyer is a party or any of its properties is subject or by which Buyer or any of its properties is bound, (C) any

Governmental Order or Governmental to which Buyer is a party or any of its properties is subject or by which Buyer or any of its properties is bound, or
(D) any Requirements of Laws affecting Buyer or its property; or (ii) except for any filings required to be made under the HSR Act, require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person.

     5.3   Capitalization.
           --------------

           (a) The authorized stock of Buyer consists of 150,000,000 shares of Common Stock, of which 35,002,091 shares were issued and outstanding as of May 11, 1999, and 5,000,000 shares of Preferred Stock, none of which were issued and outstanding as of May 11, 1999. All such shares have been duly authorized, and such issued and outstanding shares have been validly issued, and are fully paid and non-assessable.

           (b) The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Encumbrances other than Encumbrances created by or imposed upon Seller or created by the Securities Act.

     5.4   SEC Documents. Buyer has furnished to Seller true and complete copies
           -------------
of all reports, registration statements and definitive proxy statements filed by it with the SEC under the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "Exchange Act") for all periods subsequent to December 31, 1998, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). No reports, registration statements or definitive proxy statements were required to be filed by Buyer since December 31, 1998 except for those actually filed and furnished to Seller. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the financial condition, operating results and cash flows of Buyer as of the dates and periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments, which will not be material in amount). There has been no change in Buyer's accounting policies except as described in the notes to the Buyer Financial Statements.

     5.5  No Litigation. There are no lawsuits, claims, suits, proceedings or
          -------------
investigations pending, or, to the knowledge of Buyer, threatened in writing, that challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     5.6   No Finder. Neither Buyer nor any Person acting on its behalf has paid
           ---------
or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS
                             ---------------------

     6.1   Employment Matters.
           ------------------

           (a) At or prior to Closing, Buyer will offer comparable employment to all individuals who are listed on Schedule 6.1 (a) (the "Regular Personnel"). Such employment shall become effective immediately on the Closing Date.

           (b) Seller shall terminate each of the Regular Personnel who has accepted (and not withdrawn) an offer of employment extended pursuant to Section 6.1(a) above on and as of the Closing Date. Buyer reserves the right to redefine job content or position description of any employee. Nothing contained in this
Section 6.1 is intended or shall be deemed to (i) require Buyer to employ New Regular Personnel for any fixed or predetermined time after the Closing as all such employment shall be "at will," or (ii) confer upon any employee of Seller, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section 6.1 are intended to set forth an agreement among Buyer and Seller, and are not intended to benefit any Persons not party to this Agreement, including such employees.

           (c) From the date hereof to the Closing Date, Seller shall assist Buyer in identifying, recruiting and hiring Regular Personnel to establish operations substantially comparable to the Business as of the Closing Date.

           (d) Buyer shall offer employment to each new Regular Personnel on substantially the same terms and conditions as such New Regular Personnel enjoyed immediately prior to the termination of his employment by Seller. Buyer reserves the right, in its sole discretion, to change elements of the employment compensation and benefits provided its employees, including any New Regular Personnel hired pursuant to this Section 6.1 provided that any such change is made in the general employment practices and policies applicable to all employees of Buyer. The employment relationship of each New Regular Personnel with a Buyer shall be "at will" and nothing in this Agreement or the Related Agreements shall be construed to grant any right of continued employment with Buyer.

           (e) Seller agrees to hold harmless and indemnify Buyer from and against any severance pay, Worker Adjustment and Retraining Notification Act ("WARN") liability or damages, discrimination or other employee related claims
  ----
or damages arising or resulting from Seller's actions prior to, on or after the Closing Date, as all such matters constitute Retained Liabilities. Buyer agrees to hold harmless and indemnify Seller from and against any severance pay, WARN Act liability or damages, discrimination, labor law or other employee related claims or damages arising or resulting from Buyer's actions after the Closing Date with respect to New Regular Personnel; provided, however, that Buyer shall not have any liability for severance pay or other benefits payable under Seller's employee benefit plans or Benefit Arrangements solely as a result of the transactions contemplated by this Agreement, including, but not limited to, the termination by Seller of Seller's Regular Personnel pursuant to Section 6.1(b) above.

           (f) Notwithstanding anything to the contrary herein, New Regular Personnel who, on the Closing Date, are employed in the United States pursuant to a work or training visa shall become New Regular Personnel of Buyer at such times, and under such terms and conditions, as Seller and Buyer shall agree. Prospective new employees of the Business to whom Seller has made offers prior to the Closing, shall become New Regular Personnel of Buyer only if Seller and Buyer so agree.

           (g) Upon each offer of employment Buyer shall request from New Regular Personnel and provide to Seller a signed release and consent to the transfer by Seller to Buyer of the personnel records of such employee maintained by Seller. All personnel records of each employee who signs such release and consent shall be transferred by Seller to Buyer as soon as practicable after such release and consent is provided to Seller; provided, however, that Seller may retain a copy of such records. With respect to New Regular Personnel who do not sign such release and consent, only the name, Seller employee number, social security number, W-4 income tax withholding form information, current job assignment, current rate of wages or salary, and the amount of service completed with Seller and its subsidiaries shall be transferred. In the event any applicable laws or regulations prohibit or restrict the transfer of personnel information pursuant to this paragraph, the obligations of Seller shall be to transfer only such information as shall be permitted by such laws or regulations.

           (h) Seller has undertaken reasonable efforts to complete and retain legally prescribed I-9 employment forms on all New Regular Personnel hired by Seller since the effective date of the requirements to complete such forms. Seller will transfer all such forms to Buyer together with the personnel records transferred pursuant to this paragraph (i).

     6.2   Taxes.
           -----

           (a) Notwithstanding anything to the contrary in Article 9 below, Seller shall be responsible for and pay all Taxes other than Transfer Taxes of Seller, its Affiliates, the Business or the Purchased Assets arising at any time with respect to periods ending on or prior to the Closing Date, including the portion of real, personal or other property Taxes attributable to such periods and all such Taxes shall constitute Retained Liabilities .

           (b) To the extent relevant to the Purchased Assets and the Business, Seller shall (i) provide Buyer with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for

Taxes and (ii) retain and provide Buyer with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other tax proceeding. Seller shall retain all relevant documents, including prior year's Tax Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer.

     6.3  Product Warranty. Buyer shall be responsible for repair or replacement
          ----------------
of all products sold by the Business prior to the Closing Date in accordance with the product warranty terms of the Business and Seller shall promptly reimburse Buyer for the costs incurred by Buyer in connection therewith.

     6.4  Confidentiality. Beginning as of the Closing, Seller agrees, and shall
          ---------------
cause each Seller Group Member to agree to hold in strict confidence all proprietary information directly related to the Purchased Assets and the Business and all information provided by Buyer to Seller under the terms of this Agreement and will not use such information except in furtherance of its continuing business relationships with Buyer; provided, however, that each Seller Group Member's obligations hereunder shall not apply to any information or documents that are required by applicable law or the terms of this Agreement to be disclosed, that are in the public domain at the time furnished, or that become in the public domain thereafter through any means other than as a result of any act of a Seller Group Member which constitutes a breach of this Agreement.

     6.5  Leased Facility Books, Records, and Reports. On or before May 26,
          -------------------------------------------
1999, Seller shall deliver to Buyer true and correct copies of all records and other documents relating to the Leased Facility. Such documents shall include, but shall not be limited to, leases, brokerage agreements, rental agreements, easements, service contracts, management contracts, utility statements, tax bills, rental delinquency reports, maintenance and service requests, plans and specifications for the Leased Facility, all environmental reports, soil and water tests, physical inspections, insurance inspections, engineering studies regarding the Leased Facility, and any other tests, evaluations, inspections and reports in Seller's possession or under Seller's control concerning the Leased Facility.

     6.6  Preparation of Financials. The parties acknowledge that financial
          -------------------------
statements have never been prepared and are not currently available for the Business. Buyer has advised Seller of the form and content of the audited and unaudited historical financial statements and other financial data of the Business required by Buyer to comply with its filing obligations with the SEC under the rules and regulations of the Exchange Act (including Regulation S-X) in connection with the consummation of the transactions contemplated hereby ("Financial Statements"). Seller shall cause the Financial Statements to be
  --------------------
prepared and delivered to Buyer within one (1) day after the date of this Agreement with a view to enabling Buyer to timely file the Financial Statements with the SEC. The Financial Statements will conform to the requirements of the Exchange Act as set forth in the notice of Buyer. Seller and Buyer shall share equally all Expenses incurred by Seller in connection with the preparation of the Financial Statements.

     6.7  Rule 144 Reporting. With a view to making available to Seller the
          ------------------
benefits of certain rules and regulations of the SEC which may permit the resale of the Shares to the public without registration, Buyer agrees to use its Best Efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the date hereof.

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Buyer under the Exchange Act; and

          (c) So long as Seller owns any Shares, furnish to Seller forthwith upon request: a written statement by Buyer as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents as Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


                                   ARTICLE 7

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                 --------------------------------------------

     The obligations of Buyer under this Agreement shall be subject, at the option of Buyer, to the satisfaction, on or prior to the Closing Date, of the following conditions.

     7.1  No Misrepresentation or Breach of Covenants and Warranties. Each of
          ----------------------------------------------------------
the representations and warranties of Seller contained herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date; Seller shall have materially complied with and not otherwise breached the covenants set forth herein; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller by the President and the Chief Financial Officer.

     7.2  No Restraint or Litigation. No action, suit, investigation or
          --------------------------
proceeding shall have been instituted or overtly threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     7.3  Necessary Approvals. The parties shall have received the approvals and
          -------------------
consents set forth on Schedule 7.3.

     7.4  Employees. The Key Employees shall have accepted (and not withdrawn)
          ---------
offers of employment by Buyer extended as contemplated by Section 6.1 above.

     7.5  No Material Adverse Change. There shall have been no material adverse
          --------------------------
change with respect to the Purchased Assets.

     7.6  Deliveries. Seller shall have made the deliveries contemplated in
          ----------
Section 3.4.

                                   ARTICLE 8

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

     The obligations of Seller under this Agreement shall be subject, at the option of Seller, to the satisfaction, on or prior to the Closing, of the following conditions:

     8.1  No Misrepresentation or Breach of Covenants and Warranties. Each of
          ----------------------------------------------------------
the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date; Buyer shall have materially complied with and not otherwise breached the covenants set forth herein; and there shall have been delivered to Seller a certificate or certificates to such effect, dated the Closing Date and signed on behalf of Buyer by an authorized officer of Buyer.

     8.2  No Restraint or Litigation. No action, suit, investigation or
          --------------------------
proceeding shall have been instituted or overtly threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     8.3  Necessary Governmental Approvals. The parties shall have received the
          --------------------------------
approvals of all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

     8.4  Deliveries. Buyer shall have made the deliveries contemplated in
          ----------
Section 3.3.

                                   ARTICLE 9

                                INDEMNIFICATION
                                ---------------

     9.1  Indemnification by Seller. Seller shall indemnify and hold harmless
          -------------------------
each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

          (a)  any breach by Seller of any of its covenants in this Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto; and

          (c)  the Retained Liabilities.

     9.2  Indemnification by Buyer. Buyer shall indemnify and hold harmless each
          ------------------------
Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:

          (a)  any breach by Buyer of any of its covenants in this Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or any certificate delivered by or on behalf of Buyer pursuant hereto; and

          (c)  the Assumed Liabilities.

     9.3  Notice of Claims.
          ----------------

          (a)  Any Buyer Group Member or Seller Group Member (the "Indemnified
                                                                   -----------
Party") seeking indemnification hereunder shall give to the party obligated to
-----
provide indemnification to such Indemnified Party (the "Indemnitor") a notice
                                                        ----------
(a "Claim Notice") describing in reasonable detail the facts then known with
    ------------
respect to such claim for indemnification hereunder and shall include in such Claim Notice (i) the amount of such claim (to the extent then known), (ii) facts pertaining to any insurance coverage that may be available to such Indemnified Party with respect to such claim, including, without limitation, the name of the insurer and the amount of the coverage, and (iii) a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

     9.4  Third-Person Claims.
          -------------------

          The Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against any Indemnified Party (each a "Third-Person Claim") as to which indemnification will be sought by such Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, (a) that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third-Person Claim as to which the Indemnitor has so elected to conduct and control the defense thereof; (b) that the Indemnitor shall pay for the reasonable fees and expenses of such Indemnified Party's counsel to the extent that such Indemnified Party has been advised by counsel that there is a reasonable likelihood of conflict of interest between the Indemnified Party and the Indemnitor; (c) the Indemnitor shall not have the right to settle any Third-Person Claim without the consent of the Indemnified Party unless such settlement (i) releases the Indemnified Party from all past and future liability concerning the subject matter of the action and has (ii) no effect on the business or assets of the Indemnified Party; and
(d) the Indemnitor shall have no right to conduct or control any defense of a claim brought by a Governmental Body without the consent of the Indemnified Party. So long as the Indemnitor is defending in good faith any third Person claim as to which indemnification has been sought hereunder, the Indemnified Party shall not settle or compromise such third Person claim.

     9.5  Survival. Except with respect to (i) the representations and
          --------
warranties of Seller contained in Section 4.2 and of Buyer contained in Section
5.2 and 5.3(b) (all of which shall survive indefinitely), (ii) the representations and warranties of Seller contained in Section 4.8 (which shall survive until the second anniversary of the Closing Date), and (iii) the representations and warranties of Seller contained in Section 4.4 (which shall survive until thirty (30) days after the applicable statute of limitations for a given tax period has expired), the representations and warranties of the parties contained herein shall survive the Closing until the first anniversary of the Closing Date (the "Survival Date"). No claim or action for indemnification may be asserted or commenced pursuant to Section 9.1 or Section 9.2 after the first anniversary of the Closing Date except a claim or action arising out of a breach of the representations and warranties (i) of Seller contained in Section 4.2 and of Buyer contained in Section 5.2 or 5.3(b) (which can be made at any time) or
(ii) of Seller contained in Section 4.8 (which must be asserted or commenced prior to the second anniversary of the Closing Date).

     9.6  Limits on Indemnification.
          -------------------------

          (a)  Except with respect to breaches of Section 2.1, Section 2.2,
Section 2.3, Section 2.4, Section 2.5 and Section 2.6:

               (i) an Indemnitor shall not be liable to an Indemnified Party for any Losses that are indemnifiable pursuant to Section 9.1 or Section 9.2, as the case may be, except to the extent that the Losses for any breach, with respect to any individual claim, exceed $5,000 (such excess over $5,000 being the "Threshold Damages" for such claim);

               (ii) an Indemnitor shall not be liable to an Indemnified Party pursuant to Section 9.1 or Section 9.2, as the case may be, until the aggregate amount of the Threshold Damages to such Indemnified Party exceeds $200,000. Once the aggregate amount of the Threshold Damages to such Indemnified Party exceeds $200,000, such Indemnified Party shall be entitled to recover all Threshold Damages; and

               (iii) the total aggregate liability of each Indemnitor for any claims for Losses arising under Section 9.1 or Section 9.2, as the case may be, shall not exceed $2,000,000.

          (b) An Indemnitor shall have no obligation to indemnify an Indemnified Party for any Consequential Damages that are (i) caused by the actions of any Indemnitor, or (ii) recovered by an Indemnified Party from any third party (including insurers). If the amount of any Losses, at any time subsequent to the payment thereof by an Indemnitor to an Indemnified Party pursuant to this Article 9, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage or pursuant to any claim, recovery or settlement against or with any third party (including any insurer), then the amount of such reduction (net of any out-of-pocket costs incurred in connection with obtaining such reduction) shall promptly be repaid by the Indemnified Party to the Indemnitor.

          (c) In the absence of the actual fraud, this Article 9 sets forth the exclusive remedy for monetary Losses owing from the parties hereto to one another that arise from the matters giving rise to indemnification hereunder set forth in Section 9.1 and Section 9.2. The parties hereto hereby waive all claims and causes of action for monetary Losses that they may assert against the one another other than pursuant to this Article 9 in connection with actual fraud.


                                  ARTICLE 10

                                  TERMINATION

     10.1 Termination.  This Agreement may be terminated:
          -----------

          (a) At any time prior to the Closing by the mutual written agreement of Buyer and Seller;

          (b) By either Buyer or Seller upon written notice to the other party if the Closing has not occurred on or before May 31, 1999 (the "Outside Date") and the failure of the Closing to have occurred has not resulted from the failure of the terminating party to comply with the terms of this Agreement or a breach of the terminating party's representations and warranties made herein;

          (c) By Buyer upon written notice to Seller if any condition set forth in Article 7 cannot be satisfied prior to the Outside Date and has not been waived by Buyer, provided that the inability of Seller to satisfy such condition has not resulted from the failure of Buyer to comply with the terms of this Agreement or from a breach by Buyer of its representations and warranties made herein; or

          (d) by Seller upon written notice to Buyer if any condition set forth in Article 8 cannot be satisfied prior to the Outside Date and has not been waived by Seller, provided that the inability of Buyer to satisfy such condition has not resulted from the failure of Seller to comply with the terms of this Agreement or from a breach by Seller of its representations and warranties made herein.

     10.2 Effect of Termination. If this Agreement is terminated pursuant to
          ---------------------
Section 10.1:

          (a) Buyer shall promptly cause to be returned to Seller all documents and information obtained in connection with this Agreement and the transactions contemplated hereby, and all documents and information obtained in connection with Buyer's investigation of Seller and/or the Business, including any copies made by Buyer or any of Buyer's representatives of any such documents or information; and

          (b) All obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 10.2(a) and Article II hereof, which shall survive the termination of this Agreement and except that no such termination shall relieve any party from liability for any willful breach of this Agreement.


                                  ARTICLE 11

                              GENERAL PROVISIONS
                              ------------------

     11.1 Effect of Due Diligence. The respective representations and warranties
          -----------------------
of each party hereto contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto and shall survive the Closing Date to the extent set forth in Section 9.5.

     11.2 No Public Announcements. Except as heretofore made, neither Buyer nor
          -----------------------
Seller shall, without the written approval of the other, make any press release or other public announcement concerning this Agreement, its existence or the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     11.3 Notices. All notices, requests, instructions or other communications
          -------
or other documents required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally via telecopier or five
(5) days after being sent, when sent by registered or certified mail, or one (1) day after being sent, when sent by overnight courier, addressed as follows:

          If to Buyer, to:


          Critical Path, Inc.
          320 First Street
          San Francisco, CA 94105
          Attn: Chief Financial Officer
          Facsimile: (415) 808-8777

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road

          Palo Alto, California 94304
          Attention: Alan K. Austin
          Facsimile: (650) 493-6811

          If to Seller, to:


          FABRIK Communications, Inc.
          100 Bush Street
          Suite 1300
          San Francisco, California 94104
          Attention: Chief Financial Officer
          Facsimile: (415) 438-7578

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

     11.4 Successors and Assigns.
          ----------------------

          (a) The rights of either party under this Agreement shall not be assignable prior to the Closing Date without the written consent of the other.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 10.4 any right, remedy or claim under or by reason of this Agreement.

     11.5 Access to Records After Closing Date. For a period of five (5) years
          ------------------------------------
after the Closing Date, Buyer and its representatives shall have reasonable access to all of the information, books and records of the Business which Seller or any of its Affiliates shall retain after the Closing Date, in each case subject to the Confidentiality Agreement executed by and between the parties hereto and dated March 31, 1999 (the "Confidentiality Agreement"). Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours.

     11.6 Entire Agreements; Amendments. This Agreement and the exhibits and
          -----------------------------
schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understanding between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     11.7 Waivers. Any term or provision of this Agreement may be waived, or the
          -------
time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.8   Expenses. Each party hereto will pay all Expenses incident to its
            --------
negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

     11.9   Partial Invalidity. Wherever possible, each provision hereof shall
            ------------------
be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     11.10  Execution in Counterparts. This Agreement may be executed in one or
            -------------------------
more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

     11.11  Further Assurances.
            ------------------

            (a) On the Closing Date Seller shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets.

            (b) From time to time following the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as otherwise may be reasonably necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

     11.12  Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California. The Additional Agreements shall be governed by such laws as set forth therein.

     11.13  Stock Certificate Legends. Each certificate representing any of the
            -------------------------
Shares shall have endorsed thereon a legend substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

          UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SHARES OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE, TRANSFER OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT."

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


                                    CRITICAL PATH, INC.

                     By: /s/ DAVID A. THATCHER
                        ------------------------------
                     Name: David A. Thatcher
                          ----------------------------
                     Title: Executive Vice President and Chief Financial Officer
                           -----------------------------------------------------

                     FABRIK COMMUNICATIONS, INC

                     By: /s/ WILLIAM R> WINTERS
                        ------------------------------
                     Name: William R. Winters
                          ----------------------------
                     Title: Chief Executive Officer
                           ---------------------------